                                                                      EXHIBIT 23

                         Limited Agency Agreement for
                            Transfer Agency Services

WHEREAS, One or more open-end investment companies registered under the Investment Company Act of 1940, as amended (the "Act"), which are identified on the attached Exhibit A, as the same may be amended from time to time ("Funds") desire to use Fund Services, Inc. ("Limited Agent") to provide access to the Fund/SERV trade clearing system ("Fund/SERV") maintained by the National Securities Clearing Corporation ("NSCC");

WHEREAS, the Funds utilize an entity, identified on the attached Exhibit A, as the same may be amended from time to time ("Transfer Agent") to serve as transfer agent for Funds; and

WHEREAS, Limited Agent is a transfer agent registered under Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and therefore qualified to serve as a sub-transfer agent to the Funds when delegated authority by the Transfer Agent; and

WHEREAS, Transfer Agent desires that Limited Agent serve as sub-transfer agent of the Funds, for the limited purposes set forth herein, with respect to transactions made through Fund/SERV;

NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, Funds, Transfer Agent, and Limited Agent hereby agree as follows:

1. Transfer Agent hereby appoints Limited Agent as a sub-transfer agent of the Funds, and Limited Agent hereby accepts such appointment on the terms set forth herein, for the limited purposes of (a) accepting and transmitting Orders from, broker-dealers using Fund/SERV for the purchase and redemption of Fund shares ("Orders"); and (b) communicating the acceptance of such Orders by the Funds to such broker-dealers ("Confirmations").

2. Funds represent and warrant that Transfer Agent has transfer agency authority for Funds and further that this authority can be delegated to Limited Agent.

3. Transfer Agent will establish a Fund/SERV account in each of the Funds. Limited Agent will place an aggregate Order, directly to each Fund, or its specified agent, in ,accordance with procedures mutually agreed upon from time to time by Transfer Agent and Limited Agent which procedures shall be attached hereto as Exhibit B and made a part hereof ("Procedures"). The Procedures shall be consistent with the terms of each Fund's prospectus and, the requirements of the Investment Company Act of 1940. Limited Agent shall be responsible for maintaining records relating to each broker-dealer placing Orders through Fund/SERV, and shall, upon request, provide Transfer Agent with information regarding the number of shares, and dollar value, purchased or sold by each broker-dealer, the date of the transaction and such other information as the Transfer Agent may reasonably request.

4. Orders will only be accepted and transmitted by Limited Agent hereunder on days that the New York Stock Exchange is open for business ("Business Day").

5. Limited Agent represents and warrants that all Orders accepted and transmitted by it hereunder will be based upon instructions that it receives through Fund/SERV. It is understood by the parties that Fund/SERV orders will be received after the close of trading (currently 4:00 p.m. ET) of the New York Stock Exchange on that Business Day ("Close of Trading") and will be based on orders received by the brokers utilizing Fund/SERV prior to the Close of Trading.

6. Funds will furnish Limited Agent by no later than price availability time specified in the Price Communication portion of the Procedures ("Price Communication Time") on each Business Day a confirmed net asset value per share for each Fund as of the Close of Trading of the previous Business Day.

7. Transfer Agent represents and warrants that, subject to compliance by Limited Agent with the representation and warranty set forth in Section 5 and (in the case of net purchases) receipt by the relevant Fund of payment in accordance with Section 9, Orders placed by the Trade Order Cutoff time established in the Procedures and in accordance with the Procedures on any Business Day will be accepted by each of the Funds at the net asset value price for such Fund as of the Close of Trading on that Business Day. However, redemptions of Ordinary Shares of certain Funds will be subject to a redemption fee, as described in the Funds' prospectus.

8. In the event that Orders are not entered by the Trade Order Cutoff time established in the Procedures, due to mechanical difficulties or other reasons beyond Limited Agent's reasonable control, As-Of trades will be accepted, subject to provisions in the Procedures. Transfer Agent represents and warrants that if an Order placed by Limited Agent on any Business Day is not received by the Trade Order Cutoff time due to mechanical difficulties or other reasons beyond Limited Agent's reasonable control, such Order shall nonetheless be accepted by the relevant Fund as if it had been received by such deadline, provided that Limited Agent resubmits the Order no later than 10:30 a.m. ET on the immediately following Business Day. Transfer Agent may require reasonable assurances that there was an attempt to place the Order by the Trade Order Cutoff time. Transfer Agent shall cause each Fund to immediately furnish Limited Agent confirmation with respect to any order which is resubmitted pursuant to the preceding sentence. Limited Agent shall make reasonable efforts to Inform Transfer Agent by 9:30 a.m. ET of any anticipated delay in placing orders by Trade Cutoff Time.

9. The Transfer Agent, based on information provided by the Limited Agent, and NSCC, and not the Limited Agent, will be responsible for arranging payments for net purchases and redemptions of shares in each Fund. Limited Agent's sole responsibility with respect to such shall be to forward information provided by NSCC to Transfer Agent with respect to net settlement amounts. Limited Agent will not receive funds from, or on behalf of, Transfer Agent and the Funds.

10. Transfer Agent shall cause each Fund to furnish Limited Agent a Confirmation with respect to each Order placed hereunder by no later than 12:00 PM ET on the Business Day immediately following placement of the Order ("Start of Trading"). Immediately upon receipt of each confirmation, Limited Agent shall verify its accuracy and shall notify Transfer Agent of any errors appearing thereon.

11. Funds shall promptly furnish Limited Agent notice of any dividends or distributions payable on the shares of each Fund. If such dividends and distributions are reinvested in additional shares of the Funds, Transfer Agent, shall notify Limited Agent as to the number of shares so issued.

12. Funds represent and warrant their shares are registered and authorized for issue in accordance with applicable Federal and State laws, but are not registered in all states. Attached as Exhibit D is a list of states in which the Funds' shares are registered and authorized for issue and trading,

13. Funds represent and warrant that broker-dealers may execute purchase and redemption transactions on each and every Business Day without regard for the number or market value of transactions executed in any prior time periods.

14. Limited Agent acknowledges that the records prepared by it of transactions in shares of the Funds are the sole property, and proprietary information, of the Funds. Except as may be necessary to discharge its obligations under this Agreement, or as otherwise authorized by this Agreement, Limited Agent will not communicate the information in those records to any third party without the express written permission of the Funds. Upon the request of Transfer Agent or any Fund, Limited Agent shall furnish or cause to be furnished copies of all records in Limited Agent's possession as may reasonably be requested to enable the Transfer Agent, the Fund or the Fund's representatives including, without limitation, its auditors, investment advisor, or distributor to comply with any request of a governmental body, self-regulatory organization, auditor, or shareholder.

15. In consideration for the services provided by Limited Agent, Funds shall pay Limited Agent the fees set forth in Exhibit C to this Agreement, Monthly fees shall not be payable until Funds utilize Limited Agent for Fund/SERV transactions, and shall not increase, except as set forth in Exhibit C, for a period of at least 12 months after the initial transaction.

16. Limited Agent shall not be responsible for any expenses of Transfer Agent or the Funds incident to this Agreement including, without limitation, expenses in connection with the registration of Fund shares, preparation of Fund prospectuses, proxy materials and reports, the distribution of such items to the beneficial holders of the Fund/SERV accounts, and the preparation of all statements and notices required by any Federal or State law,

     No party shall charge the other any fee for bank wires executed pursuant to this agreement.

17. Each party shall be excused from performing any of its respective duties and obligations hereunder in the event that, and so long as, performance of such duties and obligations is prevented, delayed or hindered by Acts of God, fires earthquakes, extreme weather conditions, strikes, impossibility of obtaining materials or other events beyond the reasonable control of the party in question.

18. Limited Agent agrees to indemnify Transfer Agent, the Funds and each of their trustees, directors, officers, employees and agents and hold each of them harmless against any and all direct losses, damages, claims or liabilities resulting from or relating to the Limited Agent's performance of the duties and obligations, or breach of any representation or warranty, of Limited Agent hereunder.

     Transfer Agent agrees to indemnify Limited Agent, and each of its directors, officers, employees, and agents and hold each of them harmless against any and all direct losses, damages, claims or liabilities resulting from or relating to the performance of the duties and obligations, or breach of any representation or warranty, of Transfer Agent hereunder.

     Without limiting the foregoing to the extent the Transfer Agent is entitled to indemnification under its Transfer Agent Agreement with any of the Funds in connection with any loss, damage, claim, or liability arising from or relating to the investment of any broker-dealer in such Fund, Limited Agent and each of its directors, officers and employees and agents shall be afforded the same right of indemnification.

19. In order for the indemnification provisions contained in Section 18 of this agreement to apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate, with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the other party. The party seeking indemnification shall in no case confess any claim or make any compromise in any case which the other party may be required to indemnify it except with the other party's prior written consent.

20.  Limited Agent agrees to notify Transfer Agent immediately in the event of
     (a) the suspension or termination of its registration as a transfer agent, or (b) Limited Agent's violation of any applicable federal or state law, rule or regulation arising out of its service as Limited Agent in connection with this Agreement, and (c) any other action by federal or state regulators that may otherwise affect in any material way Limited Agent's ability to act as Limited Agent in accordance with the terms of this Agreement. The termination of Limited Agent's registration as a transfer agent will automatically terminate this Agreement immediately without notice.

21. Except as to matters governed by the prospectus of any Fund, this Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

22. Every notice required by this Agreement shall be sufficiently given when sent in accordance with the Procedures.

23. This agreement shall not be amended except by written instrument signed by all parties, provided that changes to Exhibit A may be effected by Transfer Agent with written notice to Limited Agent. No party shall assign any of its rights, powers or duties under this Agreement without the other party's written consent.

     This Agreement shall become affective as of the date hereof It shall continue in effect for an initial term of one (1) year and thereafter from year to year after its initial term until terminated in accordance with the provisions hereof This Agreement may be terminated at any time by either party upon ninety (90) days written notice to the other party.

     This agreement shall automatically be terminated upon revocation of transfer agency authority granted by Funds to Transfer Agent.

WITNESS the following signatures as of 4 June, 1997.

LIMITED AGENT:
Fund Services, Inc.

By:

Title: President


TRANSFER AGENT:
---------------
Quantitative Institutional Services

By:

Title: Vice
President


FUNDS:
------
Quantitative Group of Funds

By:

Title:  President

                                  Exhibit A to
                          Limited Agency Agreement for
                            Transfer Agency Services

Amendment Number: 1                                     Effective Date- -5/18/98

Transfer Agent:   Quantitative Institutional Services

Funds:            Quantitative Group of Funds, consisting of

Fund Name:                                             CUSIP                             Symbol

Ordinary Share
Quantitative Small Cap Fund                            74762R608                         USBNX
Quantitative Mid Cap Fund                              74762R806                         QNIIX
Quantitative Growth and Income Fund                    74762R202                         USBOX
Quantitative International Equity Fund                 74762R400                         USBFX
Quantitative Emerging Markets Fund                     74762R855                         QFFOX
Quantitative Foreign Value Fund                        74762R830

Institutional Shares
Quantitative Small Cap Fund                            74762R509                         QBNAX
Quantitative Mid Cap Fund                              74762R707                         QNIAX
Quantitative Growth and Income Fund                    74762RI03                         QGIAX
Quantitative International Equity Fund                 74762R301                         QIEAX
Quantitative Emerging Markets Fund                     74762R863                         QEMAX
Quantitative Foreign Value Fund                        74762R848


                                  Exhibit B to
                          Limited Agency Agreement for
                            Transfer Agency Services

Operational Procedures

Price Communication

Price Communication Time: 9:00 a.m. ET of the subsequent Business Day

Price Information is Communicated by FAX to 804-285-8018.

Prior to Price Communication Time of each Business Day, the Fund will communicate to the Limited Agent that day's Net Asset Value and Offering Price (if different) and any appropriate accrual/dividend factors for all Funds on Exhibit A of this agreement.

If for any reason, the Transfer Agent processes purchases, redemptions, or income reinvestments with any different information than what was Communicated to the Limited Agent, the Fund is responsible for contacting the Limited Agent with a phone call and a follow-up fax containing the revised information by 12:00 p.m. ET of the Business Day next following the Business Day of the original communication. If the Transfer Agent does not identify a change in information until after 12:00 p.m. ET, the Transfer Agent will notify the Limited Agent immediately after identification of the change.

Trade Orders

Trade Order Cutoff. 9:30 a.m. ET of the following Business Day

Trade Orders are Communicated by FAX to 617-259-1166.

Each Business Day, after completion of receipt of Fund/SERV activity, the Limited Agent will transmit Trade Orders (purchases and redemptions) for each Fund to the Transfer Agent to be processed at that Business Day's Net Asset Value or Offering Price as appropriate for next-day settlement (trade date + 1 settlement). Trade Orders may be communicated in dollars or shares.

The Limited Agent will communicate all Trade Orders to the Transfer Agent by the Trade Order Cutoff above on each Business Day ("Trade Date"). On days where there are no Trade Orders, the communication will contain zeros in each field.

If the Transfer Agent does not receive the required communications prior to the Trade Order Cutoff on any Business Day and As-Of trading is authorized by the Agreement above, the Transfer Agent will contact the Limited Agent by 12:00 p.m. ET of the following Business Day. The Limited Agent will then re-communicate the appropriate Trade Orders to the Transfer Agent for execution as of the Trade Date.

Trade Settlement

Settlement shall be made in accordance with the then-prevailing rules of the Fund/SERV system, which are incorporated herein by reference.

Notice

Any notice required under the Agreement shall be sent to the parties at the following addresses and fax numbers:

Quantitative Group of Funds

55 Old Bedford Road Lincoln, MA 01773 fax: (617) 259-1166

Quantitative Institutional Services 55 Old Bedford Road Lincoln, MA 0 1773 fax:
(617) 259-1166

Fund Services, Inc.
1500 Forest Ave., Suite 111
Richmond, VA 23229
Fax- (804) 285-8018

                                  Exhibit C to
                          Limited Agency Agreement for
                            Transfer Agency Services

Amendment Number:          Effective Date:

Fees: Access Server Upgrades and File Set-Up: Out of pocket costs, not to exceed $3,500 Processing Fund/SERV trades: $500 per month for the first six months of the Agreement, then $750 per month for the next six months, plus National Securities Clearing Corporation fees, communications fees and out-of-pocket expenses.

Payment Date: The monthly fee will be paid monthly in arrears by the 15 th of the month, Out-of-pocket expenses within two weeks of submission, subject to verification by the Transfer Agent

                                  Exhibit D to
                          Limited Agency Agreement for
                            Transfer Agency Services

     Listed below are the states in which the Ordinary Shares of our five funds are registered and available for sale. The footnotes indicate that a fund is not registered in a given state.

Alabama 3,4,5,6
Arizona
California
Colorado
Connecticut
Delaware 3,4,5,6
District of Columbia
Florida
Georgia
Hawaii
Idaho 2,3,4,5,6
Illinois
Indiana
Iowa l,2,4,5,6
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Missouri
New Jersey
New Mexico 2,4,5,6
New York
North Carolina
Ohio
Oregon
Pennsylvania
Rhode Island
South Carolina 5
Tennessee
Texas
Utah
Virginia
Vermont 2
Washington
Wisconsin 3,4,5,6

1 Quantitative Small Cap Fund
2 Quantitative Mid Cap Fund
3 Quantitative Growth and Income Fund
4 Quantitative International Equity Fund
5 Quantitative Emerging Markets Fund
6 Quantitative Foreign Value Fund

     Listed below are the states in which the Institutional Class of Shares of our five funds are registered and available for sale.

Alabama 3,4,5,6
Arizona 2,3,4,5,6
California
Colorado
Connecticut
Delaware 3,4,5,6
District of Columbia
Florida
Georgia
Hawaii
Idaho 2,3,4,5,6
Illinois
Indiana
Iowa  l,2,4,5,6
Kansas l,3,4,5,6
Kentucky
Louisiana
Maine
Maryland 3,4,5,6
Massachusetts
Michigan 4,5,6
Minnesota
Missouri
Nevada  l,3,4,5,6
New Jersey
New Mexico 2,4,5,6
New York
North Carolina
Ohio
Oregon
Pennsylvania
Rhode Island
South Carolina 3,5
Tennessee 4,5,6
Texas 4,5,6
Utah
Virginia
Washington 4,5,6
West Virginia 2,3,4,6
Wisconsin 2,3,4,5,6

1 Quantitative Small Cap Fund
2 Quantitative Mid Cap Fund
3 Quantitative Growth and Income Fund
4 Quantitative International Equity Fund
5 Quantitative Emerging Markets Fund
6 Quantitative Foreign Value Fund

                                  Exhibit E to
                          Limited Agency Agreement for
                            Transfer Agency Services

Transfer Restrictions
---------------------

Shares of any Fund may be exchanged for shares of the same class of any other Fund. Exchanges are not permitted between shares of different classes in either the same or different funds. Accordingly, transfers are permitted within each of the two following groups but not between the groups.


Fund Name:                                  CUSIP             Symbol

Ordinary Shares
---------------
Quantitative Small Cap Fund                 74762R608         USBNX
Quantitative Mid Cap Fund                   74762R806         QNIIX
Quantitative Growth and Income Fund         74762R202         USBOX
Quantitative International Equity Fund      74762R400         USBFX
Quantitative Emerging Markets Fund          74762R855         QFFOX
Quantitative Foreign Value Fund             74762R830

Institutional Shares
--------------------
Quantitative Small Cap Fund                 74762R509         QBNAX
Quantitative Mid Cap Fund                   74762R707         QNIAX
Quantitative Growth and Income Fund         74762RI03         QGIAX
Quantitative International Equity Fund      74762R301         QIEAX
Quantitative Emerging Markets Fund          74762R863         QEMAX
Quantitative Foreign Value Fund             74762R848


                                  Exhibit A to
                          Limited Agency Agreement for
                            Transfer Agency Services

Amendment Number:                                                Effective Date:

Transfer Agent:    Quantitative Institutional Services

Funds:             Quantitative Group of Funds, consisting of


Fund Name:                                  CUSIP             Symbol

Ordinary Shares
---------------
Quantitative Numeric Fund                   74762R608         USBNX
Quantitative Numeric 11 Fund                74762R806         QNIIX
Quantitative Growth and Income Fund         74762R202         USBOX
Quantitative International Equity Fund      74762R400         USBFX
Quantitative Foreign Frontier Fund          74762R855         QFFOX

Institutional Shares
--------------------
Quantitative Numeric Fund                   74762R509         QBNAX
Quantitative Numeric 11 Fund                74762R707
Quantitative Growth and Income Fund         74762RI03         QGIAX
Quantitative International Equity Fund      74762R301         QIEAX
Quantitative Foreign Frontier Fund          74762R863


                                  Exhibit D to
                          Limited Agency Agreement for
                            Transfer Agency Services

     Listed below are the states in which the Ordinary Shares of our five funds are registered and available for sale. The footnotes indicate that a fund is not registered in a given state.

Alabama 3,4,5
Arizona
California
Colorado
Connecticut
Delaware 3,4,5
District of Columbia
Florida
Georgia
Hawaii
Idaho 2,3,4,5
Illinois
Indiana
Iowa l,2,4,5
Kentucky
Louisiana
Maryland
Massachusetts
Michigan
Minnesota
Missouri
New Jersey
New Mexico 2,4,5
New York
North Carolina
Ohio
Oregon
Pennsylvania
Rhode Island
South Carolina 3,5
Tennessee
Texas
Utah
Virginia
Vermont 2
Washington
Wisconsin 3,4,5

1 Quantitative Numeric Fund
2 Quantitative Numeric II Fund
3 Quantitative Growth and Income Fund
4 Quantitative International Equity Fund
5 Quantitative Foreign Frontier Fund

     Listed below are the states in which the Institutional Class of Shares of our five funds are registered and available for sale.

Alabama 3,4,5
Arizona 2,3,4,5
California
Colorado
Connecticut
Delaware 3,4,5
District of Columbia
Florida
Georgia
Hawaii
Idaho 2,3 ,4,5
Illinois
Indiana
Iowa 1,2,4,5
Kansas 1, 3,4,5
Kentucky
Louisiana
Maryland 4,5
Massachusetts
Michigan 4,5
Minnesota
Missouri
Nevada l,3,4,5
New Hampshire 3,5
New Jersey
New Mexico 2,4,5
New York
North Carolina
Ohio
Oregon
Pennsylvania
Rhode Island
South Carolina 3,5
Tennessee 3,4,5
Texas 4,5
Utah
Vermont 2,3,5
Virginia
Washington 4,5
Wisconsin 2,3,4,5

1 Quantitative Numeric Fund
2 Quantitative Numeric 11 Fund
3 Quantitative Growth and Income Fund
4 Quantitative International Equity Fund
5 Quantitative Foreign Frontier Fund

                                  Exhibit E to
                          Limited Agency Agreement for
                            Transfer Agency Services

Transfer Restrictions
---------------------

Shares of any Fund may be exchanged for shares of the same class of any other Fund. Exchanges are not permitted between shares of different classes in either the same or different funds. Accordingly, transfers are permitted within each of the two following groups but not between the groups.

Fund Name:                                  CUSIP             Symbol

Ordinary Shares
---------------
Quantitative Numeric Fund                   74762R608         USBNX
Quantitative Numeric II Fund                74762R806         QNIIX
Quantitative Growth and Income Fund         74762R202         USBOX
Quantitative International Equity Fund      74762R400         USBFX
Quantitative Foreign Frontier Fund          74762RS55         QFFOX

Institutional Shares
--------------------
Quantitative Numeric Fund                   74762R509         QBNAX
Quantitative Numeric II Fund                74762R707
Quantitative Growth and Income Fund         74762RI03         QGIAX
Quantitative International Equity Fund      74762R301         QIEAX
Quantitative Foreign Frontier Fund          74762R863